Exhibit 10.2
EXECUTION VERSION
Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
FIRST AMENDMENT TO
LICENSE AGREEMENT
THIS FIRST AMENDMENT TO THE LICENSE AGREEMENT (“Amendment”) is entered into and effective as of April 23, 2024 (the “Amendment Date”), by and between MELINTA THERAPEUTICS, LLC, a Delaware limited liability company, having a place of business at 389 Interpace Parkway, Suite 450, Parsippany, NJ 07054 (together with its subsidiaries, “Melinta”), and CIDARA THERAPEUTICS, INC., a corporation organized under the laws of the State of Delaware, USA, having its principal offices at 6310 Nancy Ridge Drive, Suite 101, San Diego, California 92121, USA (“Cidara”).
RECITALS
WHEREAS, Melinta and Cidara are parties to that certain License Agreement dated July 26, 2022 (the “Agreement”);
WHEREAS, Melinta and Cidara desire to make certain modifications to the terms and conditions of the Agreement; and
WHEREAS, the parties now wish to amend the Agreement as expressly set forth herein.
AGREEMENT
Now, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings provided in the Agreement.
2.Amendment and Restatement of Section 1.3. Section 1.3 of the Agreement is hereby amended and restated to read in its entirety as follows:
1.3 “Additional Indication” means the prevention or prophylaxis of invasive fungal infections caused by Candida, Aspergillus, and/or Pneumocystis in adult patients undergoing allogeneic blood and marrow transplant.
3.Amendment and Restatement of Section 5.1.1(a). Section 5.1.1(a) of the Agreement is hereby amended and restated to read in its entirety as follows:
(a)    If Cidara receives an Additional Indication CRL, then the JSC shall promptly consider in good faith all of the items raised in such Additional Indication CRL and the Development activities that would need to be conducted to respond to and remediate such items (“Additional Indication CRL Activities”) and shall determine whether or not it is commercially reasonable to undertake all such Additional Indication CRL Activities, taking into consideration both the estimated time and costs to conduct and complete such Additional Indication CRL Activities and the increase in the market potential of the Current Product in the Territory that would reasonably be anticipated to result from Marketing Approval of the Current Product in the Additional Indication in the Territory (with any such determination that it is commercially reasonable to undertake the Additional Indication CRL Activities, an “Affirmative CRL Determination,” and any such determination that it is not commercially reasonable to undertake the Additional Indication CRL Activities, a “Negative CRL Determination”).
In the event that the JSC is unable to make either a unanimous Affirmative CRL Determination or a unanimous Negative CRL Determination, and the Senior Executives cannot resolve such matter within 30 days of the date such matter is first referred to them, then, upon the written request of either party to the other party, such matter shall be resolved in accordance with Section 14.4. In no event shall Cidara be obligated to perform any Additional Indication CRL Activities in the absence of a unanimous Affirmative CRL Determination by the JSC or an Affirmative CRL Determination by the Independent Expert in accordance with Section 14.4. If there is a unanimous Affirmative CRL Determination by the JSC or an Affirmative CRL Determination by the Independent Expert in accordance with Section 14.4, then the parties shall amend the Development Plan to include the Additional Indication CRL Activities.
A Marketing Approval for an Additional Indication that does not list Aspergillus and/or Pneumocystis as a clinically indicated pathogen, shall not be considered an Additional Indication CRL, and Cidara shall have no obligation to perform any additional Development activities to expand the approved prophylaxis label to include such additional fungi in the product label.
4.Amendment and Restatement of Section 7.3.1. Section 7.3.1 of the Agreement is hereby amended and restated to read in its entirety as follows:
7.3.1 Regulatory Milestones. Within [***] days following the first achievement by Cidara (or, if Milestone Event #2, #3, or #4 is achieved after the Transfer Date, the first achievement by Melinta, subject to the remainder of this Section 7.3.1) of each of the milestone events set forth in the table below, Cidara shall provide Melinta (or, if Milestone Event #2, #3, or #4 is achieved after the Transfer Date, subject to the remainder of this Section 7.3.1, Melinta shall provide Cidara) with written notice of such achievement, and Melinta shall pay to Cidara the corresponding one-time, nonrefundable, noncreditable milestone payment set forth in such table within [***] days of such notice from Cidara (or, if Milestone Event #2, #3, or #4 is achieved after the Transfer Date, subject to the remainder of this Section 7.3.1, within [***] days of such achievement):

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Milestone Event	Milestone Payment (USD)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For clarity, achievement of Milestone Events #2, #3, and #4 shall be measured at the time of the first Marketing Approval for the Additional Indication.
In the case that the Transfer Date occurs before Marketing Approval of the Current Product for the Additional Indication is obtained in the Territory, and Milestone Event #2, #3, or #4 are achieved after the Transfer Date, then:
a.if Milestone Event #2, #3, or #4 is achieved as a result of performance of Additional Indication CRL Activities on the basis of an Affirmative CRL Determination pursuant to Section 5.1.1(a) or Section 14.4, (i) by Cidara on behalf of Melinta at Cidara’s sole expense, (ii) by or on behalf of Melinta as Specified Melinta Activities, the Specified Melinta Expenses of which are offset against royalties to the extent provided in Section 7.2.1, or (iii) a combination of the foregoing provisions (i) and (ii), the corresponding Milestone Payment for such Milestone Event shall be due; and
b.if Milestone Event #2, #3, or #4 is achieved as a result of the performance by or on behalf of Melinta of any Additional Indication CRL Activity following a Negative CRL Determination pursuant to Section 5.1.1(b) or Section 14.4, at Melinta’s sole expense, then the corresponding Milestone Payment for such Milestone Event shall not be due.
5.Effectiveness of Agreement. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.
6.Counterparts. This Amendment may be executed in counterparts, including by transmission of facsimile or PDF copies of signature pages to the parties or their representative legal counsel, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.
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IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Collaboration and License Agreement as of the Amendment Date.

MELINTA THERAPEUTICS, LLC By: /s/ Christine Miller Name: Christine Miller Title: President & CEO	CIDARA THERAPEUTICS, INC. By: /s/ Jeff Stein Name: Jeff Stein Title: CEO

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